As filed with the Securities and Exchange Commission on May 4, 2026
Registration No. 333-________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PERFORMANCE SHIPPING INC.
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Performance Shipping Inc.	Watson Farley & Williams LLP
373 Syngrou Avenue	Attention: Will Vogel, Esq.
175 64 Palaio Faliro	120 West 45th Street, 20th Floor
Athens, Greece	New York, New York 10036
+30-216-600-2400	(212) 922-2200
(Address and telephone number of Registrant’s principal executive offices)	(Name, address and telephone number of agent for service)

With copy to:
Will Vogel, Esq.
Watson Farley & Williams LLP
120 West 45th Street, 20th Floor
New York, New York 10036
(212) 922-2200 (telephone number)

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective as determined by market conditions and other factors.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated May 4, 2026

PRELIMINARY PROSPECTUS

$250,000,000

Common Shares, Preferred Stock Purchase Rights, Preferred Shares,
Debt Securities, Warrants, Purchase Contracts, Rights, Depositary Shares and Units
and
up to 6,233,522 Common Shares underlying previously-issued Warrants

PERFORMANCE SHIPPING INC.

Through this prospectus, we may periodically offer:

(1)	our common shares, including related preferred stock purchase rights,
(2)	our preferred shares,
(3)	our debt securities,
(4)	our warrants,
(5)	our purchase contracts,
(6)	our rights,
(7)	our depositary shares,
(8)	our units; and

We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.

This prospectus describes some of the general terms that may apply to these securities. The specific types, amounts, prices, and detailed terms of any of these offered securities will be determined at the time of their offering and will be described in an amendment to the registration statement of which this prospectus forms a part, or in a supplement to this prospectus, or may be set forth in one or more documents incorporated by reference in this prospectus. The securities issued under this prospectus may be offered directly or through one or more underwriters, agents or dealers, or through other means. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus. The aggregate offering price of all such securities issued under this prospectus may not exceed $250,000,000.

In addition, this prospectus relates to the issuance of up to 2,122,222 of our common shares underlying outstanding warrants previously issued as part of the Company’s registered direct offering on August 12, 2022 (the “August 2022 Warrants”), and 14,300 of our common shares underlying outstanding Series A Warrants and 4,097,000 of our common shares underlying outstanding Series B Warrants, which Series A Warrants and Series B Warrants were previously issued as part of the Company’s registered direct offering on March 3, 2023 (“Series A Warrants” and “Series B Warrants,” respectively). The August 2022 Warrants currently have an exercise price of $1.65 per common share and expire five years after the issuance date. The Series A Warrants and Series B Warrants currently have an exercise price of $2.25 per common share (provided that each Series A Warrant may also be exchanged, for no cash consideration, for the same number of common shares which may be purchased upon exercise for cash) and expire five years after the issuance date.

Our common shares are currently listed on The Nasdaq Capital Market under the symbol “PSHG.”

The aggregate market value of our outstanding common shares held by non-affiliates as of May 4, 2026 is approximately $29,586,870.04, based on 12,431,458 common shares held by non-affiliates as of such date, and a closing price of our common shares on the Nasdaq Capital Market of $2.38 on March 3, 2026. As of the date hereof, we have not sold any securities pursuant to General Instruction I.B.5 of Form F-3 during the period of twelve calendar months immediately prior to and including the date hereof.

Investing in our securities involves a high degree of risk. Before you make an investment in our securities, you should carefully consider the section entitled “Risk Factors” beginning on page 3 of this prospectus, and the other risk factors contained in any applicable prospectus supplement and in the documents incorporated by reference herein and therein, including annual and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is	2026.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”) using the shelf registration process. Under the shelf registration process, we may sell, from time to time, our common shares (including related preferred stock purchase rights), preferred shares, debt securities, warrants, purchase contracts, rights and units described in this prospectus, in one or more offerings up to a total dollar amount of $250,000,000, and we may issue common shares pursuant to the terms of certain of our outstanding warrants. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities other than with respect to the offering of common shares underlying outstanding warrants registered hereunder, we will provide you with a supplement to this prospectus that will describe the specific information about the securities being offered and the specific terms of that offering. The prospectus supplement may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should read carefully both this prospectus and any prospectus supplement, together with the additional information described below.

This prospectus and any prospectus supplement are part of a registration statement we filed with the SEC and do not contain all the information in such registration statement. Forms of the indentures and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. For further information about us or the securities offered hereby, you should refer to the registration statement of which this prospectus forms a part, which you can obtain from the SEC as described below under the section entitled “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context otherwise requires, when used in this prospectus, the terms “the Company,” “we,” “our” and “us” refer to Performance Shipping Inc. and, where applicable, its consolidated subsidiaries. “Performance Shipping Inc.” refers only to Performance Shipping Inc. and not its consolidated subsidiaries. We use the term deadweight ton, or “DWT”, in describing the size of tanker vessels. DWT, expressed in metric tons, each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry.

The financial information included in this prospectus represents our financial information and the operations of our consolidated subsidiaries. Unless otherwise indicated, all references to “dollars” and “$” in this prospectus are to, and amounts presented in, United States dollars, and financial information presented in this prospectus that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States. We have a fiscal year end of December 31.

SUMMARY

This section summarizes certain of the information that is contained in this prospectus or the documents incorporated by reference herein, and this summary is qualified in its entirety by that more detailed information. This summary may not contain all of the information that may be important to you. We urge you to carefully read this entire prospectus and the documents incorporated by reference herein. As an investor or prospective investor, you should also review carefully the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus and in our Annual Report on Form 20-F for the year ended December 31, 2025, which is incorporated by reference herein, and as updated by annual and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein. Please see the section of this prospectus entitled “Where You Can Find More Information.”

Our Company

We provide global shipping transportation services through the ownership of tanker vessels. As of the date of this prospectus, our operating fleet consists of 9 Aframax tanker vessels and 2 Suezmax tanker vessels with a combined carrying capacity of 1,287,118 dwt and a weighted average age of approximately 9.2 years. Additionally, we expect to take delivery of one newbuild eco-design LR1 tanker in the first quarter of 2027 and two newbuilding Suezmax tanker vessels in October 2028 and May 2029. Founded in January 2010, our business initially focused on the ownership of container vessels. Over time, we have transitioned to a purely tanker fleet, successfully exiting the containership sector in August 2020.

We employ our fleet on spot voyages, through pool arrangements and on time charters. As of the date of this prospectus, the vessels in our fleet are employed on time charters. Under our time charters, the charterer typically pays us a fixed daily charter hire rate and bears all voyage expenses, including the cost of bunkers (fuel oil) and port and canal charges. In pool charters, we earn a portion of total revenues generated by the pool, net of expenses incurred by the pool. We remain responsible for paying the chartered vessel’s operating expenses, including the cost of crewing, insuring, repairing and maintaining the vessel, the costs of spares and consumable stores, tonnage taxes, environmental costs and other miscellaneous expenses, and commissions to unaffiliated shipbrokers and to in-house brokers associated with the charterer for the arrangement of the relevant charter. Our commercial policy focuses mainly on spot voyages, pool arrangements, and short- to medium-term time charters, to expose our shareholders to cyclical fluctuations in charter rates.

The day-to-day commercial and technical management of our fleet, as well as the provision of administrative services relating to our fleet’s operations, have been carried out since March 1, 2013 by Performance Shipping Management Inc. (ex Unitized Ocean Transport Limited), our in-house fleet manager.

Our Current Fleet

Set forth below is summary information concerning our fleet as of the date of prospectus:

	Vessel	Year of Build	Capacity	Builder	Charter Type	Notes

Operating Aframax Tanker Vessels
1	BLUE MOON	2011	104,623 DWT	Sumitomo Heavy Industries Marine & Engineering Co., LTD.	Time-Charter
2	BRIOLETTE	2011	104,588 DWT	Sumitomo Heavy Industries Marine & Engineering Co., LTD.	Time-Charter
3	P. SOPHIA	2009	105,071 DWT	Hyundai Heavy Industries Co., LTD	Time-Charter	3
4	P. ALIKI	2010	105,304 DWT	Hyundai Heavy Industries Co., LTD	Time-Charter	3
5	P. MONTEREY	2011	105,525 DWT	Hyundai Heavy Industries Co., LTD	Time-Charter
6	P. LONG BEACH	2013	105,408 DWT	Hyundai Heavy Industries Co., LTD	Time-Charter
7	P. MASSPORT	2025	114,036 DWT	China Shipbuilding Trading Company Limited and Shanghai Waigaoqiao Shipbuilding Company Limited	Time-Charter
8	P. TOKYO	2025	114,014 DWT	China Shipbuilding Trading Co. Ltd. (“CSTC”) and Shanghai Waigaoqiao Shipbuilding Co. Ltd.	Time-Charter
9	P. MARSEILLE	2026	113,977 DWT	China Shipbuilding Trading Co. Ltd. (“CSTC”) and Shanghai Waigaoqiao Shipbuilding Co. Ltd.	Time-Charter
Operating Suezmax Tanker Vessels
10	P. BEVERLY HILLS	2019	157,286 DWT	Hyundai Samho Heavy Industries Co., Ltd	Time-Charter
11	P. BEL AIR	2019	157,286 DWT	Hyundai Samho Heavy Industries Co., Ltd	Time-Charter
Newbuilding Suezmax Tanker Vessels
11	HULL 1627	-	158,000 DWT	China Shipbuilding Trading Co. Ltd. and Shanghai Waigaoqiao Shipbuilding Co. Ltd.	Time-Charter	1, 2
12	HULL 1628	-	158,000 DWT	China Shipbuilding Trading Co. Ltd. and Shanghai Waigaoqiao Shipbuilding Co. Ltd.	Time-Charter	1, 2
Newbuilding LR1 Tanker Vessel
13	HULL 1624	-	75,000 DWT	Jiangsu Yangzijiang Shipbuilding Group Co., Ltd.	Time-Charter	1, 2

1    As per management's current estimate, expected delivery dates for Hull 1624, to be named P. San Francisco, is January 2027, for Hull 1627 is October 2028, and for Hull 1628 is May 2029.

2    We have secured time charter contracts for Hulls 1624, Hull 1627 and Hull 1628, with employment to commence upon delivery of the vessels to the Company.

3   We have entered into two memoranda of agreements for the sale of vessels P. Sophia and P. Aliki. The vessels are expected to be delivered to their new owners by the end of the third quarter 2026.

Corporate Information

Performance Shipping Inc. was incorporated in the Republic of the Marshall Islands pursuant to the Marshall Islands Business Corporation Act (the “BCA”) on January 7, 2010. Each of our vessels is owned by a separate wholly owned subsidiary. We maintain our principal executive offices at 373 Syngrou Avenue, 175 64 Palaio Faliro, Athens, Greece. Our telephone number at that address is +30 216 600 2400. Our agent and authorized representative in the United States is our wholly owned subsidiary, established in the State of Delaware in July 2014 under the name Container Carriers (USA) LLC and amended to change the name of the company to Performance Shipping USA LLC as of November 20, 2020, which is located at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. Our website is http://www.pshipping.com/. The SEC maintains a website that contains reports, proxy and information statements, and other information that we file electronically with the SEC at http://www.sec.gov. The information contained on, or that can be accessed through, these websites is not incorporated by reference herein and does not form part of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment in our securities, you should carefully consider all of the information included or incorporated by reference into this prospectus, including the risks described under the heading “Item 3. Key Information-D. Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2025, which is incorporated by reference herein, and as updated by annual and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein. Please see the section of this prospectus entitled “Where You Can Find More Information.” The occurrence of one or more of those risk factors could adversely impact our business, financial condition or results of operations.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Matters discussed in this prospectus on Form 20-F and the documents incorporated by reference may constitute forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include, but are not limited to, statements concerning plans, objectives, goals, strategies, future events or performance, underlying assumptions, and other statements, which are other than statements of historical facts.

Performance Shipping Inc., or the Company, desires to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and is including this cautionary statement in connection with this safe harbor legislation. This prospectus and any other written or oral statements made by the Company or on its behalf may include forward-looking statements, which reflect its current views with respect to future events and financial performance, and are not intended to give any assurance as to future results. When used in this document, the words “believe,” “anticipate,” “intend,” “estimate,” “forecast,” “project,” “plan,” “potential,” “will,” “may,” “should,” “expect,” “targets,” “likely,” “would,” “could,” “seeks,” “continue,” “possible,” “might,” “pending,” and similar expressions, terms, or phrases may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements in this prospectus are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, our management’s examination of historical operating trends, data contained in its records, and other data available from third parties. Although the Company believes that these assumptions were reasonable when made, because these assumptions are inherently subject to significant risks, uncertainties and contingencies which are difficult or impossible to predict and are beyond its control, the Company cannot assure you that it will achieve or accomplish these expectations, beliefs, or projections.

Such statements reflect the Company’s current views with respect to future events and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, or intended. The Company is making investors aware that such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors that could cause actual results to differ materially from those contemplated.

In addition to these important factors and matters discussed elsewhere herein, including under the heading “Risk Factors,” and in the documents incorporated by reference herein, important factors that, in its view, could cause actual results to differ materially from those discussed in the forward-looking statements include, but are not limited to: the strength of world economies; fluctuations in currencies and interest rates; inflation general market conditions, including fluctuations in charter rates and vessel values; changes in demand in the tanker shipping industry; changes in the supply of vessels; changes in worldwide or regional oil production, demand, consumption, and storage; changes in our operating expenses, including bunker prices, crew costs, drydocking, and insurance costs; our future operating or financial results; availability of financing and refinancing; changes to our financial condition and liquidity, including our ability to pay amounts that we owe and obtain additional financing to fund capital expenditures, acquisitions, and other general corporate activities; our ability to take delivery of, integrate into our fleet, and employ any newbuilding vessels we may acquire or order in the future and the ability of shipyards to deliver vessels on a timely basis; our ability to obtain financing and comply with the restrictions and other covenants in our financing arrangements; our ability to continue as a going concern; our ability to pay dividends to holders of our preferred shares and common shares; our ability to comply with additional costs, expenses and risks related to our environmental, social and governance policies; potential liability from pending or future litigation and potential costs due to environmental damage and vessel collisions; changes in the market for our vessels; availability of skilled workers and the related labor costs; compliance with governmental, tax, environmental, and safety regulations; any non-compliance with the U.S. Foreign Corrupt Practices Act of 1977, or FCPA, or other applicable regulations relating to bribery; the impact of the Secured Overnight Financing Rate, or SOFR, on interest rates of our debt; general economic conditions and conditions in the oil industry; effects of new products and new technology in our industry; the failure of counterparties to fully perform their contracts with us; our dependence on key personnel; adequacy of insurance coverage; our ability to obtain indemnities from customers; changes in laws, treaties, or regulations; volatility of the price of our common shares; our incorporation under the laws of the Republic of the Marshall Islands and the different rights to relief that may be available compared to other countries, such as the United States; changes in governmental rules and regulations or actions taken by regulatory authorities and the expected costs thereof; general domestic and international political conditions or events, including “trade wars,” acts by terrorists, acts of piracy on ocean-going vessels, or other hostilities, including the war between Russia and Ukraine, the war between Israel and Hamas, the war between the U.S. and Iran and between Israel and Iran, the U.S. and China, the Houthis crisis in and around the Red Sea, current instability in Venezuela and Iran and potential tensions between the U.S. and Greenland, Denmark, the European Union (“EU”), or Venezuela; the outbreak, length, and severity of public health threats, epidemics and pandemics and other disease outbreaks and governmental responses thereto and any resultant impact on the demand for seaborne transportation of petroleum and other types of products and the condition of the financial markets thereafter; potential disruption of shipping routes due to accidents, labor disputes, or political events; and other important factors described from time to time in the reports filed by the Company with the U.S. Securities and Exchange Commission, or the SEC.

This prospectus, and any prospectus supplement, may contain assumptions, expectations, projections, intentions, and beliefs about future events. These statements are intended as forward-looking statements. The Company may also, from time to time, make forward-looking statements in other documents and reports that are filed with or submitted to the SEC in other information sent to the Company’s security holders, and in other written materials. The Company also cautions that assumptions, expectations, projections, intentions, and beliefs about future events may, and often do, vary from actual results and the differences can be material. The Company undertakes no obligation to publicly update or revise any forward-looking statement contained in this prospectus, and any prospectus supplement, whether as a result of new information, future events, or otherwise, except as required by law.

 THE SECURITIES WE MAY OFFER

Through this prospectus, we may periodically offer up to $250,000,000 of our:

(1)	our common shares, including related preferred stock purchase rights,
(2)	our preferred shares,
(3)	our debt securities,
(4)	our warrants,

(5)	our purchase contracts,
(6)	our rights,
(7)	our depositary shares,
(8)	our units; and

We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.

This prospectus describes some of the general terms that may apply to these securities. The specific types, amounts, prices, and detailed terms of any of these offered securities will be determined at the time of their offering and will be described in an amendment to the registration statement of which this prospectus forms a part, or in a supplement to this prospectus, or may be set forth in one or more documents incorporated by reference in this prospectus. In addition, this prospectus relates to the issuance of up to 2,122,222 of the August 2022 Warrants, 14,300 of our common shares underlying outstanding Series A Warrants and 4,097,000 of our common shares underlying outstanding Series B Warrants.

USE OF PROCEEDS

We intend to use net proceeds from the sale of the securities as set forth in any applicable prospectus supplement to this prospectus.

Assuming the full exercise for cash of all of the remaining outstanding August 2022 Warrants, Series A Warrants and Series B Warrants, we will receive proceeds of approximately $12,752,091. We intend to use any proceeds received from the exercise of these warrants for cash for tanker vessel acquisitions, general corporate and working capital purposes. However, we have not currently identified any potential acquisitions, and we can provide no assurance that we will be able to complete the acquisition of any vessel that we are able to identify. However, there is no assurance that the holders of such outstanding warrants will elect to exercise any or all of the warrants, either for cash or at all. In particular, the outstanding Series A Warrants exercisable to purchase up to 14,300 common shares at a current exercise price of $2.25 per common share are, as an alternative to such cash exercise, exchangeable for no cash consideration for the same number of common shares.

CAPITALIZATION

Our capitalization will be set forth in our most recent Annual Report on Form 20-F or a Report on Form 6-K which is incorporated herein by reference, or in a prospectus supplement.

DILUTION

To the extent applicable, information about the amount by which the offering price per share of our securities issued pursuant to this prospectus exceeds the net tangible book value per share of our securities following such issuance will be included in a prospectus supplement.

TAX CONSIDERATIONS

Our Annual Report on Form 20-F for the year ended December 31, 2025, which is incorporated by reference herein, as updated by annual and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, provides a discussion of the material Marshall Islands and U.S. federal income tax considerations that may be relevant to prospective investors in our common shares. The applicable prospectus supplement may also contain information about any material Marshall Islands and U.S. federal income tax considerations relating to the securities covered by such prospectus supplement.

PLAN OF DISTRIBUTION

We may sell or distribute the securities included in this prospectus through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale (which may be above or below market prices prevailing at the time of sale) or at negotiated prices.

In addition, we may sell some or all of our securities included in this prospectus through:

•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•
trading plans entered into by us pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.

In addition, we may enter into options or other types of transactions that require us to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:

•	enter into transactions involving short sales of our common shares by broker-dealers;

•	sell common shares short and deliver the shares to close out short positions;

•	enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or

•	loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of securities pursuant to this prospectus.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Furthermore, we, our executive officers, our directors and major shareholders may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we and they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our common shares or any securities convertible into or exchangeable for common shares. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice. We expect an underwriter to exclude from these lock-up agreements securities exercised and/or sold pursuant to trading plans entered into by us pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.

Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the Nasdaq Capital Market, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange.

We will bear costs relating to all of the securities offered and sold by us under this registration statement.

In addition, we are offering up to 2,122,222 common shares issuable upon the exercise of our August 2022 Warrants which were previously issued as part of the Company’s registered direct offering on August 12, 2022 and 14,300 of our common shares underlying outstanding Series A Warrants and 4,097,000 of our common shares underlying outstanding Series B Warrants, which Series A Warrants and Series B Warrants were previously issued as part of the Company’s registered direct offering on March 3, 2023. The August 2022 Warrants currently have an exercise price of $1.65 per common share and expire five years after the issuance date. The Series A Warrants and Series B Warrants currently have an exercise price of $2.25 per common share (provided that each Series A Warrant may also be exchanged for the same number of common shares which may be purchased upon exercise for cash) and expire five years after the issuance date. The issuance of the August 2022 Warrants, Series A Warrants and Series B Warrants was registered pursuant to the Company’s shelf registration statement on Form F-3 (Registration No. 333 -237637). Notwithstanding the foregoing, the common shares issuable upon the exercise of the August 2022 Warrants, Series A Warrants and Series B Warrants will not be offered through underwriters, or brokers or dealers. Any common shares issued upon exercise of the August 2022 Warrants, Series A Warrants and Series B Warrants will be issued pursuant to the terms of the August 2022 Warrants, Series A Warrants and Series B Warrants, as applicable. A summary of the terms of the August 2022 Warrants, Series A Warrants and Series B Warrants is included in the section entitled “Description of Capital Stock” herein.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the description of our capital stock. Because the following is a summary, it does not contain all of the information that you may find useful. For more complete information, you should read the description of our capital stock and the material terms of our amended and restated articles of incorporation and amended and restated bylaws contained in our Annual Report on Form 20-F, filed with the SEC on April 27, 2026, as updated by annual and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, together with our amended and restated articles of incorporation and amended and restated bylaws, copies of which have been filed as exhibits thereto. Please see the section of this prospectus entitled “Where You Can Find More Information.”

The Marshall Islands Business Corporations Act (the “BCA”) may also affect the terms of our capital stock.

For purposes of the following description of capital stock, references to “us”, “we” and “our” refer only to Performance Shipping Inc. and not any of its subsidiaries.

Purpose

Our purpose is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the BCA. Our Third Amended and Restated Articles of Incorporation and Amended and Restated By-Laws, as further amended, do not impose any limitations on the ownership rights of our shareholders.

Authorized Capitalization

Under our amended and restated articles of incorporation, our authorized capital stock consists of 500,000,000 common shares, par value $0.01 per share, of which 12,432,158 shares were issued and outstanding as of May 4, 2026, and 25,000,000 preferred shares, par value $0.01 per share, of which 50,726 of our Series B Preferred Shares and 1,423,912 of our Series C Preferred Shares were issued and outstanding as of May 4, 2026.

Our board of directors has the authority to establish such series of preferred shares and with such designations, preferences and relative, participating, optional or special rights and qualifications, limitations or restrictions as shall be stated in the resolution or resolutions providing for the issue of such preferred shares.

Description of Common Shares

Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders. Subject to preferences that may be applicable to any outstanding preferred shares, holders of common shares are entitled to receive ratably all dividends, if any, declared by our board of directors out of funds legally available for dividends. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of our preferred shares having liquidation preferences, if any, the holders of our common shares will be entitled to receive pro rata our remaining assets available for distribution. Holders of our common shares do not have conversion, redemption or preemptive rights to subscribe to any of our securities. The rights, preferences and privileges of holders of common shares are subject to the rights of the holders of our preferred shares, including our existing classes of preferred shares and any preferred shares we may issue in the future.

Voting Rights

Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders. At any annual or special general meeting of shareholders where there is a quorum, the affirmative vote of a majority of the votes cast by holders of shares of stock represented at the meeting shall be the act of the shareholders. (Under the Articles of Incorporation, at all meetings of shareholders except otherwise expressly provided by law, there must be present in person or proxy shareholders of record holding at least one third of the shares issued and outstanding and entitled to vote at such meeting in order to constitute a quorum but if less than a quorum is present, a majority of those shares present either in person or by proxy shall have power to adjourn any meeting until a quorum shall be present.)

Our Bylaws do not confer any conversion, redemption or preemptive rights attached to our common shares.

Dividend Rights

Subject to preferences that may be applicable to any outstanding preferred shares, holders of common shares are entitled to receive ratably all dividends, if any, declared by our board of directors out of funds legally available for dividends.

Liquidation Rights

Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of our preferred shares having liquidation preferences, if any, the holders of our common shares will be entitled to receive pro rata our remaining assets available for distribution.

Variation of Rights

Generally, the rights or privileges attached to our common shares may be varied or abrogated by the rights of the holders of our preferred shares, including our existing classes of preferred shares and any preferred shares we may issue in the future.

Limitations on Ownership

Under Marshall Islands law generally, there are no limitations on the right of non-residents of the Marshall Islands or owners who are not citizens of the Marshall Islands to hold or vote our common shares.

Description of Preferred Shares

Our amended and restated articles of incorporation authorize our board of directors to establish one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:

•	the designation of the series;
•	the number of shares of the series;
•	the preferences and relative, participating, option or other special rights, if any, and any qualifications, limitations or restrictions of such series; and
•	the voting rights, if any, of the holders of the series.

Description of the Series B Convertible Cumulative Perpetual Preferred Stock

On December 21, 2021, we offered to exchange up to 271,078 of our then issued and outstanding common shares for newly issued shares of our Series B Convertible Cumulative Perpetual Preferred Stock, par value $0.01 and liquidation preference $25.00 (the “Series B Preferred Shares”) at a ratio of 0.28 Series B Preferred Shares for each common share. The offer expired on January 27, 2022 and a total of 188,974 common shares were validly tendered and accepted for exchange in the offer, which resulted in the issuance of 793,657 Series B Preferred Shares.

The authorized number of Series B Preferred Shares was initially 1,200,000 and is currently 457,069 as a result of the cancellation of Series B Preferred Shares following their repurchase or conversion. 50,726 Series B Preferred Shares are currently issued and outstanding.

The following description of the terms of the Series B Preferred Shares is a summary and does not purport to be complete and qualified in its entirety by the provisions of the Amended and Restated Certificate of Designations of the Series B Preferred Shares, dated January 12, 2022, which is incorporated by reference herein.

Voting. The Series B Preferred Shares have no voting rights except as set forth below, as set forth in the Certificate of Designation for the Series B Preferred Shares, or as otherwise provided by Marshall Islands law. Unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series B Preferred Shares, voting as a single class, we may not adopt any amendment to our articles of incorporation that materially and adversely alters the preferences, powers or rights of the Series B Preferred Shares. On any matter described above in which the Series B Preferred Shareholders are entitled to vote as a class, whether separately or together with the holders of any Parity Securities, such holders will be entitled to one vote per Series B Preferred Share.

Redemption. The Series B Preferred Shares are redeemable. At any time on or after the date that is the date immediately following the 15-month anniversary of the Original Issue Date of the Series B Preferred Shares, we may redeem, at our option, in whole or in part, the Series B Preferred Shares at a redemption price in cash equal to $25.00 plus any accumulated and unpaid dividends thereon to and including the date of redemption. Any such optional redemption shall be effected only out of funds legally available for such purpose. We may undertake multiple partial redemptions. The Series B Preferred Shares are not subject to mandatory redemption or to any sinking fund requirements.

Liquidation Preference. Upon any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the Series B Preferred Shares will rank (i) senior to (a) common shares and (b) all Junior Securities (as such terms is defined in the Series B Certificate of Designation), (ii) pari passu with the Parity Securities (as such term is defined in the Series B Certificate of Designation), including the Series C Preferred Shares, and (iii) junior to Senior Securities (as such term is defined in the Series B Certificate of Designation). The Series B Preferred Shares shall be entitled to receive a payment equal to $25, plus the amount of any accumulated and unpaid dividends thereon (whether or not such dividends shall have been declared) per Series B Preferred Share, in cash, concurrently with any distribution made to the holders of parity securities and before any distribution shall be made to the holders of common shares or any other junior securities. The Series B Preferred Shares holder has no other rights to distributions upon any liquidation, dissolution or winding up of the Company.

Conversion. Each Series B Preferred Share was convertible, at the option of the holder and for additional cash consideration of $7.50 per converted Series B Preferred Share, into two Series C Preferred Shares. Such Series B Preferred Share conversion right was only exercisable during a 30-day period, such period commencing on the date that is the later of (i) the date that is the date immediately following the one-year anniversary of the Original Issue Date and (ii) the date on which the Company notifies the holders of Series B Preferred Shares that the issuance of Series C Preferred Shares upon exercise of the Series B Conversion Right is covered under an effective registration statement that is filed with the SEC under the Securities Act or the date that the Company notifies the holders of Series B Preferred Shares that it has determined, in its sole discretion, that the issuance of such Series C Preferred Shares is exempt from the registration requirements of the Securities Act (the “Conversion Period”). The Conversion Period expired on March 15, 2023. During the Conversion Period, 85,535 Series B Preferred Shares were converted to 171,070 Series C Preferred Shares.

Dividends. Dividends on each Series B Preferred Share shall be cumulative and shall accrue at a rate equal to 4.00% per annum of the liquidation preference per Series B Preferred Share from the Original Issuance Date. When and if declared, the dividend payment dates for the Series B Preferred Shares shall be each June 15, September 15, December 15 and March 15. At the Company’s option, such dividends may be paid in common shares of the Company valued at the volume-weighted average price of the common shares for the 10 trading days prior to the Dividend Payment Date.

Listing. Currently, no market exists for the Series B Preferred Shares, and we do not intend to apply to list the Series B Preferred Shares on any stock exchange or in any trading market.

Description of the Series C Convertible Cumulative Redeemable Perpetual Preferred Stock

On October 17, 2022 (the “Original Issuance Date”), we filed a Certificate of Designation (the “Series C Certificate of Designation”) with the Registrar of Corporations of the Republic of the Marshall Islands pursuant to which we established our newly designated Series C Preferred Shares. The authorized number of Series C Preferred Shares is 1,587,314, of which 1,423,912 Series C Preferred Shares are currently issued and outstanding.

The following description of the terms of the Series C Preferred Shares is a summary and does not purport to be complete and is qualified by reference to the Series C Certificate of Designation filed as an exhibit to our Form 6-K filed on October 21, 2022 and incorporated herein by reference.

Voting. Each holder of Series C Preferred Shares is entitled to a number of votes equal to the number of Common Shares into which such holder’s Series C Preferred Shares would then be convertible (notwithstanding the requirement that the Series C Preferred Shares are convertible only after six months following the Original Issuance Date), multiplied by 10. Except as set forth in the Series C Certificate of Designation with respect to certain matters requiring the majority vote of the Series C Preferred Shares or as required by law, the holders of Series C Preferred Shares shall vote together as one class with the holders of Common Shares on all matters submitted to a vote of our shareholders.

Redemption. The Series C Preferred Shares are redeemable. The Company has the right at any time, on or after the date that is the date immediately following the 15-month anniversary of the Original Issuance Date, to redeem, at its option, in whole or in part, the Series C Preferred Shares, provided that on the date of any Series C redemption notice, except with respect to any redemption for cash, less than 25% of the authorized number of Series C Preferred Shares are outstanding. The redemption price per Series C Preferred Shares shall be equal to $25.00 plus any accumulated and unpaid dividends thereon to and including the date of redemption, payable in cash or, at the Company’s election, Common Shares valued at the volume-weighted average price of the Common Shares for the 10 trading days prior to the date of redemption. The Company may undertake multiple partial redemptions. The Series C Preferred Shares are not subject to mandatory redemption or to any sinking fund requirements.

Liquidation Preference. Upon any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the Series C Preferred Shares will rank (i) senior to (a) common shares and (b) all Junior Securities (as such terms is defined in the Series C Certificate of Designation), (ii) pari passu with the Parity Securities (as such term is defined in the Series C Certificate of Designation), including the Series B Preferred Shares, and (iii) junior to Senior Securities (as such term is defined in the Series C Certificate of Designation). The Series C Preferred Shares shall be entitled to receive a payment equal to $25, plus the amount of any accumulated and unpaid dividends thereon (whether or not such dividends shall have been declared) per Series C Preferred Share, in cash, concurrently with any distribution made to the holders of parity securities and before ay distribution shall be made to the holders of common shares or any other junior securities. The Series C Preferred Shares holder has no other rights to distributions upon any liquidation, dissolution or winding up of the Company.

Conversion. The Series C Preferred Shares are convertible into common shares (i) at the option of the holder: in whole or in part, at a rate equal to the Series C liquidation preference, plus the amount of any accrued and unpaid dividends thereon to and including the date of conversion, divided by a conversion price of $1.3576 per common share, subject to adjustment from time to time, or (ii) mandatorily: on any date within the Series C Conversion Period on which less than 25% of the authorized number of Series C Preferred Shares are outstanding and the volume-weighted average price of the common shares for the 10 trading days preceding such date exceeds 130% of the conversion price in effect on such date, the Company may elect that all or a portion of the outstanding Series C Preferred Shares shall mandatorily convert into common shares at a rate equal to the Series C liquidation preference, plus the amount of any accrued and unpaid dividends thereon to and including such date, divided by the conversion price. The conversion price is subject to adjustment for any stock splits, reverse stock splits or stock dividends, and shall also be adjusted to the lowest price of issuance of common shares by the Company for any registered offering following the Original Issuance Date, provided that such adjusted conversion price shall not be less than $0.50. Any common shares issued upon conversion of the Series C Preferred Shares will be exempt from registration pursuant to Section 3(a)(9) of the Securities Act.

Dividends. Dividends on each Series C Preferred Share shall be cumulative and shall accrue at a rate equal to 5.00% per annum of the liquidation preference per Series C Preferred Share from the dividend payment date immediately preceding issuance. When and if declared, the dividend payment dates for the Series C Preferred Shares shall be each June 15, September 15, December 15 and March 15. At the Company’s option, such dividends may be paid in Common Shares of the Company valued at the volume-weighted average price of the common shares for the 10 trading days prior to the Dividend Payment Date.

Listing. Currently, no market exists for the Series C Preferred Shares, and we do not intend to apply to list the Series C Preferred Shares on any stock exchange or in any trading market.

Description of Preferred Stock Purchase Rights

On December 20, 2021, we entered into a new Stockholders’ Rights Agreement or the “Rights Agreement”, with Computershare Inc. as Rights Agent. Pursuant to the Rights Agreement, each share of our common stock includes one right, or a Right, that entitles the holder to purchase from us a unit consisting of one one-thousandth of a share of our Series A Participating Preferred Stock at a current exercise price of $750.00, subject to specified adjustments. The initial exercise price of $50 was adjusted following our 1:15 reverse stock split in November 2022. The Rights will separate from the common stock and become exercisable only if a person or group acquires beneficial ownership of 10% or more of our common stock in a transaction not approved by our board of directors. In that situation, each holder of a Right (other than the acquiring person, whose Rights will become void and will not be exercisable) will have the right to purchase, upon payment of the exercise price, a number of shares our common stock having a then-current market value equal to twice the exercise price. In addition, if we are acquired in a merger or other business combination after an acquiring person acquires 10% or more of our common stock, each holder of the Right will thereafter have the right to purchase, upon payment of the exercise price, a number of shares of common stock of the acquiring person having a then-current market value equal to twice the exercise price. The acquiring person will not be entitled to exercise these Rights. Under the Rights Agreement’s terms, it will expire on December 20, 2031.

The Rights may have anti-takeover effects. The Rights will cause substantial dilution to any person or group that attempts to acquire us without the approval of our board of directors. As a result, the overall effect of the Rights may be to render more difficult or discourage any attempt to acquire us. Because our board of directors can approve a redemption of the Rights or a permitted offer, the Rights should not interfere with a merger or other business combination approved by our board of directors.

We have summarized the material terms and conditions of the Rights Agreement and the related Rights below.

Distribution and Transfer of Rights; Rights Certificates

The Board has declared a dividend of one Right for each outstanding Common Share. Prior to the Distribution Date referred to below:

•
the Rights will be evidenced by and trade with the certificates for the Common Shares (or, with respect to any uncertificated Common Shares registered in book entry form, by notation in book entry), and no separate rights certificates will be distributed;

•
new Common Shares certificates issued after the Record Date will contain a legend incorporating the Rights Agreement by reference (for uncertificated Common Shares registered in book entry form, this legend will be contained in a notation in book entry); and

•
the surrender for transfer of any certificates for Common Shares (or the surrender for transfer of any uncertificated Common Shares registered in book entry form) will also constitute the transfer of the Rights associated with such Common Shares.

Rights will accompany any new Common Shares that are issued after the Record Date.

Distribution Date

Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Common Shares and become exercisable following the earlier of (i) the 10th calendar day (or such later date as may be determined by the Board) after the public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired beneficial ownership of 10% or more of the Common Shares; or (ii) the 10th business day (or such later date as may be determined by the Board) after a person or group announces a tender or exchange offer that would result in ownership by a person or group of 10% or more of the Common Shares. For purposes of the Rights Agreement, beneficial ownership is defined to include the ownership of derivative securities.

The date on which the Rights separate from the Common Shares and become exercisable is referred to as the “Distribution Date.”

After the Distribution Date, the Company will mail Rights certificates to the Company’s stockholders (and in the case of uncertificated shares, by notation in book entry accounts reflecting ownership) as of the close of business on the Distribution Date and the Rights will become transferable apart from the Common Shares. Thereafter, such Rights certificates alone will represent the Rights.

Preferred Shares Purchasable Upon Exercise of Rights

After the Distribution Date, each Right will entitle the holder to purchase, for the Exercise Price, one one-thousandth of a Preferred Share having economic and other terms similar to that of one Common Share. This portion of a Preferred Share is intended to give the stockholder approximately the same dividend, voting and liquidation rights as would one Common Share, and should approximate the value of one Common Share.

More specifically, each one one-thousandth of a Preferred Share, if issued, will, among other things:

•	not be redeemable;
•
entitle holders to quarterly dividend payments in an amount per share equal to 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in Common Shares or a subdivision of the outstanding Common Shares (by reclassification or otherwise), declared on the Common Shares since the immediately preceding quarterly dividend payment date; and

•	entitle holders of Series A Participating Preferred Stock to 1,000 votes on all matters submitted to a vote of the stockholders of the Company.

Flip-In Trigger

If an Acquiring Person obtains beneficial ownership of 10% or more of the Common Shares, then each Right will entitle the holder thereof to purchase, for the Exercise Price, a number of Common Shares (or, in certain circumstances, cash, property or other securities of the Company) having a then-current market value of twice the Exercise Price. However, the Rights are not exercisable following the occurrence of the foregoing event until such time as the Rights are no longer redeemable by the Company, as further described below.

Following the occurrence of an event set forth in preceding paragraph, all Rights that are or, under certain circumstances specified in the Rights Agreement, were beneficially owned by an Acquiring Person or certain of its transferees will be null and void.

Flip-Over Trigger

If, after an Acquiring Person obtains 10% or more of the Common Shares, (i) the Company merges into another entity; (ii) an acquiring entity merges into the Company; or (iii) the Company sells or transfers 50% or more of its assets, cash flow or earning power, then each Right (except for Rights that have previously been voided as set forth above) will entitle the holder thereof to purchase, for the Exercise Price, a number of shares of common stock of the person engaging in the transaction having a then-current market value of twice the Exercise Price.

Redemption of the Rights

The Rights will be redeemable at the Company’s option for $0.01 per Right (payable in cash, Common Shares or other consideration deemed appropriate by the Board) at any time on or prior to the 10th business day (or such later date as may be determined by the Board) after the public announcement that an Acquiring Person has acquired beneficial ownership of 10% or more of the Common Shares. Immediately upon the action of the Board ordering redemption, the Rights will terminate and the only right of the holders of the Rights will be to receive the $0.01 redemption price. The redemption price will be adjusted if the Company undertakes a stock dividend or a stock split.

Exchange Provision

At any time after the date on which an Acquiring Person beneficially owns 10% or more of the Common Shares and prior to the acquisition by the Acquiring Person of 50% of the Common Shares, the Board may exchange the Rights (except for Rights that have previously been voided as set forth above), in whole or in part, for Common Shares at an exchange ratio of one Common Share per Right (subject to adjustment). In certain circumstances, the Company may elect to exchange the Rights for cash or other securities of the Company having a value approximately equal to one Common Share.

Expiration of the Rights

The Rights expire on the earliest of (i) 5:00 p.m., New York City time, on December 20, 2031 (unless such date is extended); or (ii) the redemption or exchange of the Rights as described above.

Amendment of Terms of Rights Agreement and Rights

The terms of the Rights and the Rights Agreement may be amended in any respect without the consent of the holders of the Rights on or prior to the Distribution Date. Thereafter, the terms of the Rights and the Rights Agreement may be amended without the consent of the holders of Rights in order to (i) cure any ambiguities; (ii) shorten or lengthen any time period pursuant to the Rights Agreement; or (iii) make changes that do not adversely affect the interests of holders of the Rights (other than an Acquiring Person or an affiliate or associate of an Acquiring Person).

Voting Rights; Other Stockholder Rights

The Rights will not have any voting rights. Until a Right is exercised, the holder thereof, as such, will have no separate rights as stockholder of the Company.

Anti-Dilution Provisions

The Board may adjust the Exercise Price, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split or a reclassification of the Preferred Shares or Common Shares.

Taxes

The distribution of Rights should not be taxable for federal income tax purposes. However, following an event that renders the Rights exercisable or upon redemption of the Rights, stockholders may recognize taxable income.

Description of Warrants

Class A Warrants

On June 1, 2022, we completed a public offering of 508,000 units (as adjusted for the one-for-fifteen reverse stock split effective on November 15, 2022), each unit consisting of (i) one common share or a pre-funded warrant to purchase one common share at an exercise price equal to $0.01 per common share, and (ii) one Class A Warrant to purchase one common share at an initial exercise price equal to $15.75 per Common Share (a “Class A Warrant”), at a public offering price of $15.75 per unit.

At the time of the closing, the underwriters exercised and closed on part of their over-allotment option, and purchased Class A Warrants to purchase up to 59,366 common shares.

As of May 4, 2026, Class A Warrants to purchase up to 567,366 common shares are outstanding.

The following summary of certain terms and provisions of the Class A Warrants is not complete and is subject to, and qualified in its entirety by the provisions of the form of Class A Warrant, which was filed as Exhibit 4.2 to our Current Report on Form 6-K filed with the SEC on June 2, 2022 and is incorporated herein by reference.

Exercisability. The Class A Warrants are exercisable at any time after their original issuance and at any time up to the date that is five years after their original issuance. The Class A Warrants are exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the common shares underlying the warrants under the Securities Act is effective and available for the issuance of such shares, by payment in full in immediately available funds for the number of common shares purchased upon such exercise. If a registration statement registering the issuance of the common shares underlying the Class A Warrants under the Securities Act is not effective or available, the holder may, in its sole discretion, elect to exercise the Class A Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of common shares determined according to the formula set forth in the warrant. We may be required to pay certain amounts as liquidated damages as specified in the warrants in the event we do not deliver common shares upon exercise of the warrants within the time periods specified in the warrants. No fractional common shares will be issued in connection with the exercise of a warrant.

Exercise Limitation. A holder will not have the right to exercise any portion of the Class A Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election by a holder prior to the issuance of any warrants, 9.99%) of the number of shares of our common shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, upon at least 61 days’ prior notice from the holder to us with respect to any increase in such percentage.

Exercise Price. The exercise price for the Class A Warrants per whole common share purchasable upon exercise of the warrants is $15.75. The exercise price and number of common shares issuable on exercise of the Class A Warrants are subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common shares. The exercise price of the Class A Warrants may also be reduced to any amount not less than $7.50 (as adjusted for stock splits, reverse stock splits or stock dividends) and for any period of time at the sole discretion of our board of directors.

Transferability. Subject to applicable laws, the Class A Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We do not intend to list the Class A Warrants on any securities exchange or other trading market. Without an active trading market, the liquidity of the Class A Warrants will be limited.

Warrant Agent. The Class A Warrants were issued in registered form under a warrant agreement between Computershare Trust Company, N.A., as warrant agent, and us. The warrants shall initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Class A Warrants and generally including, with certain exceptions, any reorganization, recapitalization or reclassification of our common shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common shares, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common shares, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction. In addition, in the event of a fundamental transaction, we or the successor entity, at the request of a holder of Class A Warrants, will be obligated to purchase any unexercised portion of such Class A Warrants in accordance with the terms of the Class A Warrants.

Rights as a Shareholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of our common shares, the holder of a Class A Warrant does not have the rights or privileges of a holder of our common shares, including any voting rights, until the holder exercises the warrant.

Governing Law. The Class A Warrants and the warrant agreement are governed by New York law.

July 2022 Warrants

On July 19, 2022, we issued approximately 1,133,333 of our common shares in a registered direct offering concurrently with a private placement of July 2022 Warrants to purchase up to approximately 1,133,333 common shares, each exercisable to purchase one common share for an initial exercise price of $5.25, for a purchase price of $5.25 per common share and Warrant. This private placement transaction was conducted pursuant to a Securities Purchase Agreement dated July 18, 2022.

July 2022 Warrants to purchase up to 1,033,333 common shares are currently outstanding.

The following summary of certain terms and provisions of the July 2022 Warrants is not complete and is subject to, and qualified in its entirety by the provisions of the form of July 2022 Warrant, which was filed as Exhibit 4.3 to our Current Report on Form 6-K filed with the SEC on July 20, 2022 and is incorporated herein by reference.

Exercisability. The exercise price for the July 2022 Warrants per whole common share purchasable upon exercise of the warrants is currently $1.65, as adjusted pursuant to the terms of the July 2022 Warrants subsequent to their issuance. The July 2022 Warrants are exercisable for a period of five and a half years commencing on the date of issuance. The July 2022 Warrants are exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice with payment in full in immediately available funds for the number of common shares purchased upon such exercise. If a registration statement registering the resale of the common shares underlying the July 2022 Warrants under the Securities Act is not effective or available at any time after the six month anniversary of the date of issuance of the July 2022 Warrants, the holder may, in its sole discretion, elect to exercise the July 2022 Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of common shares determined according to the formula set forth in the Warrant.

Exercise Limitation. A holder will not have the right to exercise any portion of the July 2022 Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of our common shares outstanding immediately after giving effect to the exercise, as such percentage of beneficial ownership is determined in accordance with the terms of the Warrants. However, any holder may increase or decrease such percentage, but not in excess of 9.99%, provided that any increase will not be effective until the 61st day after such election.

Exercise Price Adjustment. The exercise price of the July 2022 Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common shares and also upon any distributions of assets, including cash, stock or other property to our stockholders. The exercise price of the July 2022 Warrants may also be reduced to any amount and for any period of time at the sole discretion of our board of directors subject to a floor price of $1.65 (as adjusted for stock splits, reverse stock splits or stock dividends). In addition, the exercise price is also subject to an anti-dilution adjustment if we issue or are deemed to have issued securities at a price lower than the then applicable exercise price, subject to a floor price of $1.65 (as adjusted for stock splits, reverse stock splits or stock dividends).

The Warrants require “buy-in” payments to be made by us for failure to deliver any shares of common stock issuable upon exercise.

Exchange Listing. There is no established trading market for the July 2022 Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the July 2022 Warrants on any national securities exchange or other trading market.

Fundamental Transactions. If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the July 2022 Warrants with the same effect as if such successor entity had been named in the warrant itself. If holders of our common shares are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the July 2022 Warrant following such fundamental transaction. In addition, the successor entity, at the request of warrant holders, will be obligated to purchase any unexercised portion of the July 2022 Warrants in accordance with the terms of such Warrants.

Rights as a Shareholder. Except as otherwise provided in the July 2022 Warrants or by virtue of such holder’s ownership of our common shares, the holder of a July 2022 Warrant will not have the rights or privileges of a holder of our common shares, including any voting rights, until the issuance of common shares upon exercise of the warrant.

Resale/Registration Rights. We were required to file a registration statement providing for the resale of the common shares issued and issuable upon the exercise of the July 2022 Warrants and to use commercially reasonable efforts to cause such registration to become effective and to keep such registration statement effective at all times until no investor owns any Warrants or shares issuable upon exercise thereof. Such registration statement on Form F-3 (File No. 333-266946) was declared effective on August 29, 2022.

August 2022 Warrants

On August 16, 2022, we issued approximately 2,222,222 of our common shares and August 2022 Warrants to purchase up to approximately 2,222,222 common shares in a registered direct offering, each exercisable to purchase one common share for an initial exercise price of $6.75, for a purchase price of $6.75 per share and August 2022 Warrant. This issuance was conducted pursuant to a Securities Purchase Agreement dated August 12, 2022.

August 2022 Warrants to purchase up to 2,122,222 common shares are currently outstanding.

The following summary of certain terms and provisions of the August 2022 Warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the form of August 2022 Warrant, which was filed as Exhibit 4.3 to our Current Report on Form 6-K filed with the SEC on August 17, 2022 and is incorporated herein by reference.

Exercisability. The exercise price for the August 2022 Warrants per whole common share purchasable upon exercise of the warrants is currently $1.65, as adjusted pursuant to the terms of the August 2022 Warrants subsequent to their issuance. The August 2022 Warrants are exercisable for a period of five years commencing on the date of issuance. The August 2022 Warrants are exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice with payment in full in immediately available funds for the number of common shares purchased upon such exercise. If a registration statement registering the resale of the common shares underlying the August 2022 Warrants under the Securities Act is not effective or available at any time after the six month anniversary of the date of issuance of the August 2022 Warrants, the holder may, in its sole discretion, elect to exercise the August 2022 Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of common shares determined according to the formula set forth in the Warrant.

Exercise Limitation. A holder will not have the right to exercise any portion of the August 2022 Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of our common shares outstanding immediately after giving effect to the exercise, as such percentage of beneficial ownership is determined in accordance with the terms of the Warrants. However, any holder may increase or decrease such percentage, but not in excess of 9.99%, provided that any increase will not be effective until the 61st day after such election.

Exercise Price Adjustment. The exercise price of the August 2022 Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common shares and also upon any distributions of assets, including cash, stock or other property to our stockholders. The exercise price of the August 2022 Warrants may also be reduced to any amount and for any period of time at the sole discretion of our board of directors subject to a floor price of $1.65 (as adjusted for stock splits, reverse stock splits or stock dividends). In addition, the exercise price is also subject to an anti-dilution adjustment if we issue or are deemed to have issued securities at a price lower than the then applicable exercise price, subject to a floor price of $1.65 (as adjusted for stock splits, reverse stock splits or stock dividends).

The Warrants require “buy-in” payments to be made by us for failure to deliver any shares of common stock issuable upon exercise.

Exchange Listing. There is no established trading market for the August 2022 Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the August 2022 Warrants on any national securities exchange or other trading market.

Fundamental Transactions. If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the August 2022 Warrants with the same effect as if such successor entity had been named in the warrant itself. If holders of our common shares are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the August 2022 Warrant following such fundamental transaction. In addition, the successor entity, at the request of warrant holders, will be obligated to purchase any unexercised portion of the August 2022 Warrants in accordance with the terms of such Warrants.

Rights as a Shareholder. Except as otherwise provided in the August 2022 Warrants or by virtue of such holder’s ownership of our common shares, the holder of an August 2022 Warrant will not have the rights or privileges of a holder of our common shares, including any voting rights, until the issuance of common shares upon exercise of the warrant.

Series A Warrants

On March 3, 2023, we issued 5,556,000 of our common shares, Series A Warrants to purchase up to 3,611,400 common shares and Series B Warrants to purchase up to 4,167,000 common shares in a registered direct offering, with each Series A Warrant and Series B Warrant exercisable to purchase one common share for an initial exercise price of $2.25, for a purchase price of $2.25 per share, 0.65 of a Series A Warrant and 0.75 of a Series B Warrant. This issuance was conducted pursuant to a Securities Purchase Agreement dated February 28, 2023.

Series A Warrants to purchase up to 14,300 common shares are currently outstanding.

The following summary of certain terms and provisions of the Series A Warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the form of Series A Warrant, which was filed as Exhibit 4.3 to our Current Report on Form 6-K filed with the SEC on March 3, 2023 and is incorporated herein by reference.

Exercisability. The Series A Warrants are exercisable for a period of five years commencing on the date of issuance. The Series A Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice with payment in full in immediately available funds for the number of common shares purchased upon such exercise. If a registration statement registering the issuance of the common shares underlying the Series A Warrants under the Securities Act is not effective or available at any time after the date of issuance of the Series A Warrants, the holder may, in its sole discretion, elect to exercise the Series A Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of common shares determined according to the formula set forth in the Series A Warrant.

Exchangeability. Each Series A Warrant is exchangeable for one common share.

Exercise Limitation. A holder will not have the right to exercise any portion of the Series A Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of our common shares outstanding immediately after giving effect to the exercise, as such percentage of beneficial ownership is determined in accordance with the terms of the Series A Warrants. However, any holder may increase or decrease such percentage, but not in excess of 9.99%, provided that any increase will not be effective until the 61st day after such election.

Exercise Price Adjustment. The exercise price of the Series A Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common shares and also upon any distributions of assets, including cash, stock or other property to our stockholders. The exercise price of the Series A Warrants may also be reduced to any amount not below $0.11 and for any period of time at the sole discretion of our board of directors.

The Series A Warrants require “buy-in” payments to be made by us for failure to deliver any common shares issuable upon exercise.

Exchange Listing. There is no established trading market for the Series A Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Series A Warrants on any national securities exchange or other trading market.

Fundamental Transactions. If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Series A Warrants with the same effect as if such successor entity had been named in the Series A Warrant itself. If holders of our common shares are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the Series A Warrant following such fundamental transaction. In addition, we or the successor entity, at the request of Series A Warrant holders, will be obligated to purchase any unexercised portion of the Series A Warrants in accordance with the terms of such Series A Warrants.

Rights as a Shareholder. Except as otherwise provided in the Series A Warrants or by virtue of such holder’s ownership of our common shares, the holder of a Series A Warrant will not have the rights or privileges of a holder of our common shares, including any voting rights, until the issuance of common shares upon exercise or exchange of the Series A Warrant.

Series B Warrants

On March 3, 2023, we issued 5,556,000 of our common shares, Series A Warrants to purchase up to 3,611,400 common shares and Series B Warrants to purchase up to 4,167,000 common shares in a registered direct offering, with each Series A Warrant and Series B Warrant exercisable to purchase one common share for an initial exercise price of $2.25, for a purchase price of $2.25 per share, 0.65 of a Series A Warrant and 0.75 of a Series B Warrant. This issuance was conducted pursuant to a Securities Purchase Agreement dated February 28, 2023.

Series B Warrants to purchase up to 4,097,000 common shares are currently outstanding.

The following summary of certain terms and provisions of the Series B Warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the form of Series B Warrant, which was filed as Exhibit 4.4 to our Current Report on Form 6-K filed with the SEC on March 3, 2023 and is incorporated herein by reference.

Exercisability. The Series B Warrants are exercisable for a period of five years commencing on the date of issuance. The Series B Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice with payment in full in immediately available funds for the number of common shares purchased upon such exercise. If a registration statement registering the issuance of the common shares underlying the Series B Warrants under the Securities Act is not effective or available at any time after the date of issuance of the Series B Warrants, the holder may, in its sole discretion, elect to exercise the Series B Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of common shares determined according to the formula set forth in the Series B Warrant.

Exercise Limitation. A holder will not have the right to exercise any portion of the Series B Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of our common shares outstanding immediately after giving effect to the exercise, as such percentage of beneficial ownership is determined in accordance with the terms of the Series B Warrants. However, any holder may increase or decrease such percentage, but not in excess of 9.99%, provided that any increase will not be effective until the 61st day after such election.

Exercise Price Adjustment. The exercise price of the Series B Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common shares and also upon any distributions of assets, including cash, stock or other property to our stockholders. The exercise price of the Series B Warrants may also be reduced to any amount not below $0.11 and for any period of time at the sole discretion of our board of directors.

The Series B Warrants require “buy-in” payments to be made by us for failure to deliver any common shares issuable upon exercise.

Exchange Listing. There is no established trading market for the Series B Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Series B Warrants on any national securities exchange or other trading market.

Fundamental Transactions. If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Series B Warrants with the same effect as if such successor entity had been named in the Series B Warrant itself. If holders of our common shares are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the Series B Warrant following such fundamental transaction. In addition, we or the successor entity, at the request of Series B Warrant holders, will be obligated to purchase any unexercised portion of the Series B Warrants in accordance with the terms of such Series B Warrants.

Rights as a Shareholder. Except as otherwise provided in the Series B Warrants or by virtue of such holder’s ownership of our common shares, the holder of a Series B Warrant will not have the rights or privileges of a holder of our common shares, including any voting rights, until the issuance of common shares upon exercise of the Series B Warrant.

Directors

Our directors are elected by a plurality of the votes cast by shareholders entitled to vote. There is no provision for cumulative voting.

Our board of directors must consist of at least three members. Our amended and restated articles of incorporation provide that the board of directors may only change the number of directors by a vote of not less than two-thirds of the entire board. Directors are elected annually on a staggered basis, and each shall serve for a three-year term and until his successor shall have been duly elected and qualified, except in the event of his death, resignation, removal, or the earlier termination of his term of office. Our board of directors has the authority to fix the amounts which shall be payable to the members of the board of directors for attendance at any meeting or for services rendered to us.

Shareholder Meetings

Under our amended and restated bylaws, annual shareholder meetings will be held at a time and place selected by our board of directors. The meetings may be held in or outside the Marshall Islands. Special meetings may be called for any purpose or purposes at any time by a majority of our board of directors, the chairman of our board of directors or an officer of the Company who is also a director. Our board of directors may set a record date between 15 and 60 days before the date of any meeting to determine the shareholders that will be eligible to receive notice and vote at the meeting. Shareholders of record holding at least one-third of the shares issued and outstanding and entitled to vote at such meetings, present in person or by proxy, will constitute a quorum at all meetings of shareholders.

Dissenters’ Rights of Appraisal and Payment

Under the BCA, our shareholders have the right to dissent from various corporate actions, including any merger or consolidation sale of all or substantially all of our assets not made in the usual course of our business, and receive payment of the fair value of their shares. In the event of any further amendment of our amended and restated articles of incorporation a shareholder also has the right to dissent and receive payment for his or her shares if the amendment alters certain rights in respect of those shares. The dissenting shareholder must follow the procedures set forth in the BCA to receive payment. In the event that we and any dissenting shareholder fail to agree on a price for the shares, the BCA procedures involve, among other things, the institution of proceedings in the high court of the Republic of the Marshall Islands or in any appropriate court in any jurisdiction in which the Company’s shares are primarily traded on a local or national securities exchange.

Shareholders’ Derivative Actions

Under the BCA, any of our shareholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the shareholder bringing the action is a holder of common stock both at the time the derivative action is commenced and at the time of the transaction to which the action relates.

Limitations on Liability and Indemnification of Officers and Directors

The BCA authorizes corporations to limit or eliminate the personal liability of directors to corporations and their shareholders for monetary damages for breaches of directors’ fiduciary duties.

Our amended and restated bylaws provide that certain individuals, including our directors and officers, are entitled to be indemnified by us to the extent authorized by the BCA, if such individuals acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. We shall have the power to pay in advance expenses a director or officer incurred while defending a civil or criminal proceeding, subject to certain conditions. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability and indemnification provisions in our amended and restated bylaws may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Anti-takeover Effect of Certain Provisions of our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws

Several provisions of our amended and restated articles of incorporation and amended and restated bylaws may have anti-takeover effects. These provisions, which are summarized below, are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize shareholder value in connection with any unsolicited offer to acquire us. However, these anti-takeover provisions could also discourage, delay or prevent (i) the merger or acquisition of our Company by means of a tender offer, a proxy contest or otherwise that a shareholder may consider in its best interest and (ii) the removal of incumbent officers and directors.

Blank Check Preferred Stock

Under the terms of our amended and restated articles of incorporation, our board of directors has authority, without any further vote or action by our shareholders, to issue up to 25,000,000 shares of blank check preferred stock. Our board of directors may issue shares of preferred stock on terms calculated to discourage, delay or prevent a change of control of our company or the removal of our management.

Classified Board of Directors

Our amended and restated articles of incorporation provide for the division of our board of directors into three classes of directors, with each class as nearly equal in number as possible, serving staggered, three-year terms. Approximately one-third of our board of directors is elected each year. This classified board provision could discourage a third party from making a tender offer for our shares or attempting to obtain control of us. It could also delay shareholders who do not agree with the policies of our board of directors from removing a majority of our board of directors for two years.

Election and Removal of Directors

Our amended and restated articles of incorporation prohibit cumulative voting in the election of directors. Our amended and restated bylaws require parties other than the board of directors to give advance written notice of nominations for the election of directors. Our amended and restated articles of incorporation also provide that our directors may be removed only for cause and only upon the affirmative vote of two-thirds of the outstanding shares of our capital stock entitled to vote for those directors. These provisions may discourage, delay or prevent the removal of incumbent officers and directors.

Limited Actions by Shareholders

Under the BCA, our amended and restated articles of incorporation and our amended and restated bylaws, any action required or permitted to be taken by our shareholders must be effected at an annual or special meeting of shareholders or by the unanimous written consent of our shareholders. Our amended and restated articles of incorporation and amended and restated bylaws provide that, unless otherwise prescribed by law, only a majority of our board of directors, the chairman of our board of directors or an officer of the Company who is also a director may call special meetings of our shareholders, and the business transacted at the special meeting is limited to the purposes stated in the notice. Accordingly, a shareholder may be prevented from calling a special meeting for shareholder consideration of a proposal over the opposition of our board of directors and shareholder consideration of a proposal may be delayed until the next annual meeting.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

Our amended and restated bylaws provide that shareholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of shareholders must provide timely notice of their proposal in writing to the corporate secretary. Generally, to be timely, a shareholder’s notice must be received at our principal executive offices not less than 150 days nor more than 180 days prior to the one-year anniversary of the preceding year’s annual meeting. Our amended and restated bylaws also specify requirements as to the form and content of a shareholder’s notice. These provisions may impede shareholders’ ability to bring matters before an annual meeting of shareholders or make nominations for directors at an annual meeting of shareholders.

Registrar and Transfer Agent

The Board of Directors has the power and authority to make such rules and regulations as they may deem expedient concerning the issuance, registration and transfer of shares of the Company’s stock, and may appoint transfer agents and registrars thereof.

Listing

Our common shares are listed on The Nasdaq Capital Market under the symbol “PSHG.”

CERTAIN MARSHALL ISLANDS COMPANY CONSIDERATIONS

Our corporate affairs are governed by our amended and restated articles of incorporation, second amended and amended and restated bylaws and the BCA. The provisions of the BCA resemble provisions of the corporation laws of a number of states in the United States, including Delaware. While the BCA also provides that it is to be interpreted according to the laws of the State of Delaware and other states with substantially similar legislative provisions, there have been few, if any, court cases interpreting the BCA in the Marshall Islands, and we cannot predict whether Marshall Islands courts would reach the same conclusions as Delaware or other courts in the United States. Accordingly, you may have more difficulty in protecting your interests under Marshall Islands law in the face of actions by our management, directors or controlling shareholders than would shareholders of a corporation incorporated in a U.S. jurisdiction that has developed a substantial body of case law. Furthermore, the Marshall Islands lacks a bankruptcy statute, and in the event of any bankruptcy, insolvency, liquidation, dissolution, reorganization or similar proceeding involving the Company, the bankruptcy laws of the United States or of another country having jurisdiction over the Company would apply. The following table provides a comparison between certain statutory provisions of the BCA and the Delaware General Corporation Law relating to shareholders’ rights.

Marshall Islands	Delaware
Shareholder Meetings

Held at a place as designated in the bylaws.  An annual meeting of shareholders shall be held for the election of directors on a date and at a time designated by or in the manner provided in the bylaws.
May be held at such time or place as designated in the certificate of incorporation or the bylaws, or if not so designated, as determined by the board of directors.
Special meetings of the shareholders may be called by the board of directors or by such person or persons as may be authorized by the articles of incorporation or by the bylaws.	Special meetings of the shareholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.

Marshall Islands	Delaware
May be held within or without the Marshall Islands.	May be held within or without Delaware.

Notice:

Whenever shareholders are required to take any action at a meeting, written notice shall state the place, date and hour of the meeting and, unless it is an annual meeting, indicate that it is being issued by or at the direction of the person calling the meeting.

A copy of the notice of any meeting shall be given personally or sent by mail or electronically not less than 15 nor more than 60 days before the date of the meeting. If sent by electronic transmission, notice given shall be deemed given when directed to a number or electronic mail address at which the shareholder has consented to receive notice.

Notice:

Whenever shareholders are required to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, and the means of remote communication, if any.

Written notice shall be given not less than 10 nor more than 60 days before the meeting.

Shareholders’ Voting Rights

Unless otherwise provided in the articles of incorporation, any action required by the BCA to be taken at a meeting of shareholders or any action which may be taken at a meeting of the shareholders may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by all the shareholders entitled to vote with respect to the subject matter thereof, or if the articles of incorporation so provide, by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Any action required to be taken at a meeting of shareholders may be taken without a meeting if a consent for such action is in writing and is signed by shareholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Any shareholder entitled to vote may authorize another person to act for him by proxy.	Any person authorized to vote may authorize another person or persons to act for him by proxy.

Unless otherwise provided in the articles of incorporation or the bylaws, a majority of shares entitled to vote constitutes a quorum. In no event shall a quorum consist of fewer than one-third of the shares entitled to vote at a meeting.

For stock corporations, the certificate of incorporation or bylaws may specify the number of shares required to constitute a quorum but in no event shall a quorum consist of less than one-third of shares entitled to vote at a meeting. In the absence of such specifications, a majority of shares entitled to vote shall constitute a quorum.

When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.	When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.
The articles of incorporation may provide for cumulative voting in the election of directors.	The certificate of incorporation may provide for cumulative voting in the election of directors.

Marshall Islands	Delaware
Merger or Consolidation

Any two or more domestic corporations may merge into a single corporation if approved by the boards of the participating corporations and if authorized by a majority vote of the holders of outstanding shares at a shareholder meeting of each constituent corporation.

Any two or more corporations existing under the laws of the state may merge into a single corporation pursuant to a board resolution and upon the majority vote by shareholders of each constituent corporation at an annual or special meeting.

Any sale, lease, exchange or other disposition of all or substantially all the property and assets of a corporation, if not made in the corporation’s usual or regular course of business, once approved by the board, shall be authorized by the affirmative vote of two-thirds of the shares of those entitled to vote at a shareholder meeting.

Every corporation may at any meeting of the board sell, lease or exchange all or substantially all of its property and assets as its board deems expedient and for the best interests of the corporation when so authorized by a resolution adopted by the holders of a majority of the outstanding stock of the corporation entitled to vote.

Any domestic corporation owning at least 90% of the outstanding shares of each class of another domestic corporation may merge such other corporation into itself without the authorization of the shareholders of any corporation.

Any corporation owning at least 90% of the outstanding shares of each class of another corporation may merge the other corporation into itself and assume all of its obligations without the vote or consent of shareholders; however, in case the parent corporation is not the surviving corporation, the proposed merger shall be approved by a majority of the outstanding stock of the parent corporation entitled to vote at a duly called shareholder meeting.

Any mortgage, pledge of or creation of a security interest in all or any part of the corporate property may be authorized without the vote or consent of the shareholders, unless otherwise provided for in the articles of incorporation.

Any mortgage or pledge of a corporation’s property and assets may be authorized without the vote or consent of shareholders, except to the extent that the certificate of incorporation otherwise provides.

Directors
The board of directors must consist of at least one member.	The board of directors must consist of at least one member.
The number of board members may be changed by an amendment to the bylaws, by the shareholders, or by action of the board under the specific provisions of a bylaw.
The number of board members shall be fixed by, or in a manner provided by, the bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number shall be made only by an amendment to the certificate of incorporation.

If the board is authorized in the bylaws to change the number of directors, it can only do so by a majority of the entire board. No decrease in the number shall shorten the term of any incumbent director.
If the number of directors is fixed by the certificate of incorporation, a change in the number shall be made only by an amendment of the certificate.

Marshall Islands	Delaware
Removal:	Removal:

Any or all of the directors may be removed for cause by vote of the shareholders. The articles of incorporation or the specific provisions of a bylaw may provide for such removal by action of the board, except in the case of any director elected by cumulative voting, or by the holders of the shares of any class or series when so entitled by the provisions of the articles of incorporation.
Any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote unless the certificate of incorporation otherwise provides.
If the articles of incorporation or the bylaws so provide, any or all of the directors may be removed without cause by vote of the shareholders.	In the case of a classified board, shareholders may effect removal of any or all directors only for cause.
Dissenters’ Rights of Appraisal

Shareholders have a right to dissent from certain plans of merger or consolidation or certain sales or exchanges of all or substantially all assets not made in the usual and regular course of business, and receive payment of the fair value of their shares. However, the right of a dissenting shareholder under the BCA to receive payment of the fair value of his shares is not available for the shares of any class or series of stock, which shares or depository receipts in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of and vote at the meeting of shareholders to act upon the agreement of merger or consolidation or any sale or exchange of all or substantially all of the property and assets of the corporation not made in the usual course of its business, were either (i) listed on a securities exchange or admitted for trading on an interdealer quotation system or (ii) held of record by more than 2,000 holders. The right of a dissenting shareholder to receive payment of the fair value of his or her shares shall not be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the shareholders of the surviving corporation.

Appraisal rights shall be available for the shares of any class or series of stock of a corporation in a merger or consolidation, subject to limited exceptions, such as a merger or consolidation of corporations listed on a national securities exchange in which listed stock is offered for consideration is (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders.

A holder of any adversely affected shares who does not vote in favor of or consent in writing to an amendment to the articles of incorporation has the right to dissent and to receive payment for such shares if the amendment:

• alters or abolishes any preferential right of any outstanding shares having preferences; or
• creates, alters, or abolishes any provision or right in respect to the redemption of any outstanding shares; or

Marshall Islands	Delaware
• alters or abolishes any preemptive right of such holder to acquire shares or other securities; or
• excludes or limits the right of such holder to vote on any matter, except as such right may be limited by the voting rights given to new shares then being authorized of any existing or new class.
Shareholder’s Derivative Actions

An action may be brought in the right of a corporation to procure a judgment in its favor, by a holder of shares or of voting trust certificates or of a beneficial interest in such shares or certificates. It shall be made to appear that the plaintiff is such a holder at the time of bringing the action and that he was such a holder at the time of the transaction of which he complains, or that his shares or his interest therein devolved upon him by operation of law.

In any derivative suit instituted by a shareholder of a corporation, it shall be averred in the complaint that the plaintiff was a shareholder of the corporation at the time of the transaction of which he complains or that such shareholder’s stock thereafter devolved upon such shareholder by operation of law.

A complaint shall set forth with particularity the efforts of the plaintiff to secure the initiation of such action by the board or the reasons for not making such effort. Such action in the Marshall Islands shall not be discontinued, compromised or settled, without the approval of the High Court of the Republic of the Marshall Islands.

Other requirements regarding derivative suits have been created by judicial decision, including that a shareholder may not bring a derivative suit unless he or she first demands that the corporation sue on its own behalf and that demand is refused (unless it is shown that such demand would have been futile).

Reasonable expenses including attorney’s fees may be awarded if the action is successful in a Marshall Islands court.

In any action in the Marshall Islands, a corporation may require a plaintiff bringing a derivative suit to give security for reasonable expenses if the plaintiff owns less than 5% of any class of stock and the stock has a value of $50,000 or less.

DESCRIPTION OF PREFERRED SHARES

The material terms of any series of preferred shares that we offer, together with any material U.S. federal income tax considerations relating to such preferred stock, will be described in a prospectus supplement.

Our amended and restated articles of incorporation authorize our board of directors to establish one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:

•	the designation of the series;

•	the number of shares of the series;

•	the preferences and relative, participating, option or other special rights, if any, and any qualifications, limitations or restrictions of such series; and

•	the voting rights, if any, of the holders of the series.

The issuance of preferred shares may have the effect of discouraging, delaying or preventing a change of control of us or the removal of our management. The issuance of preferred shares with voting and conversion rights may adversely affect the voting power of the holders of our common shares.

DESCRIPTION OF DEBT SECURITIES

We may offer and issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates, and pursuant to an applicable prospectus supplement. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus forms a part. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an “indenture” and collectively as the “indentures.” Each indenture will be subject to and governed by the Trust Indenture Act and will be construed in accordance with and governed by the laws of the State of New York (without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction) unless otherwise stated in the applicable prospectus supplement and indenture (or post-effective amendment hereto). The aggregate principal amount of debt securities that may be issued under each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series. Our debt securities may be convertible or exchangeable into any of our equity or other debt securities.

The following description sets forth certain general terms and provisions of the debt securities. The particular terms and provisions of the debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to the offered debt securities, will be described in the applicable subsequent filings. We refer to any applicable prospectus supplement, amendment to the registration statement of which this prospectus forms a part, and reports we file with the SEC under the Exchange Act as “subsequent filings.” The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement and indenture and, as applicable, supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.

General

We expect that neither indenture will limit the amount of debt securities that may be issued. The debt securities may be issued in one or more series.

You should read the applicable indenture and subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:

•	the designation, aggregate principal amount and authorized denominations;

•	the issue price, expressed as a percentage of the aggregate principal amount;

•	the maturity date;

•	the interest rate per annum, if any;

•
if the debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	any optional or mandatory sinking fund provisions or exchangeability provisions;

•	the terms and conditions upon which conversion of any convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;

•	whether the debt securities will be our senior or subordinated securities;

•	whether the obligations under the debt securities will be our secured or unsecured obligations;

•	the applicability and terms of any guarantees;

•
the date, if any, after which and the price or prices at which the debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities of the series will be issuable;

•	if other than the full principal amount, the portion of the principal amount of the debt securities of the series that will be payable upon acceleration or provable in bankruptcy;

•	any events of default not set forth in this prospectus;

•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;

•
if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;

•
if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•
if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any restrictive covenants or other material terms relating to the debt securities;

•	whether the debt securities will be issued in the form of global securities or certificates in registered or bearer form;

•	any listing on any securities exchange or quotation system;

•	additional provisions, if any, related to defeasance and discharge of the debt securities; and

•	any other special features of the debt securities.

Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the SEC relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the registered holders at their registered addresses.

Unless otherwise indicated in subsequent filings with the SEC, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.

Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the SEC relating to those securities.

Senior Debt

We may issue senior debt securities, which may be secured or unsecured, under the senior debt indenture. The senior debt securities will rank on an equal basis with all our other senior debt except subordinated debt. The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral securing such debt. We will disclose the amount of our debt in the prospectus supplement.

Subordinated Debt

We may issue subordinated debt securities under a subordinated debt indenture. Subordinated debt would rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt.

Covenants

Any series of debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:

•	our ability to incur either secured or unsecured debt, or both;

•	our ability to make certain payments, dividends, redemptions or repurchases;

•	our ability to create dividend and other payment restrictions affecting our subsidiaries;

•	our ability to make investments;

•	mergers and consolidations by us or our subsidiaries;

•	sales of assets by us;

•	our ability to enter into transactions with affiliates;

•	our ability to incur liens; and

•	sale and leaseback transactions.

Modification of the Indentures

We expect that each indenture and the rights of the respective holders may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But we expect that no modification that:

1.	changes the amount of securities whose holders must consent to an amendment, supplement or waiver;

2.
reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

3.	reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;

4.
waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

5.	makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;

6.
makes any change with respect to holders’ rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

7.
waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities will be effective against any holder without his consent. In addition, other terms as specified in subsequent filings may be modified without the consent of the holders.

Events of Default

We expect that each indenture will define an event of default for the debt securities of any series as being any one of the following events:

•	default in any payment of interest when due which continues for 30 days;

•	default in any payment of principal or premium at maturity;

•	default in the deposit of any sinking fund payment when due;

•	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;

•
default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filings, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

•	events of bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.

There may be such other or different events of default as described in an applicable subsequent filings with respect to any class or series of debt securities.

We expect that under each indenture, in case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Further, any event of default for the debt securities of any series which has been cured is expected to be permitted to be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

We expect that each indenture will require us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. We also expect that each indenture will provide that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

Subject to the duties of the trustee in case an event of default occurs and continues, we expect that each indenture will provide that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture is expected to provide that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

Defeasance and Discharge

The terms of each indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or United States government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

Defeasance of Certain Covenants

We expect that the terms of the debt securities provide us with the right not to comply with specified covenants and that specified events of default described in a subsequent filing will not apply provided we deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We expect that to exercise this right, we will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance should not cause the holders of such series to recognize income, gain or loss for United States federal income tax purposes.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in an applicable subsequent filing and registered in the name of the depository or a nominee for the depository. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive certificated form, a global security may not be transferred except as a whole by the depository for the global security to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by the depository or any nominee to a successor depository for that series or a nominee of the successor depository and except in the circumstances described in an applicable subsequent filing.

We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase any of our debt or equity securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement. We expect that such terms will include, among others:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies in which the price of such warrants will be payable;

•
the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which, and the currency or currencies in which, the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material U.S. federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of debt or equity securities issued by us, a basket of such securities, an index or indices of such securities, or any combination of the above as specified in the applicable prospectus supplement; or currencies.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities or currencies at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. Any purchase contracts we issue will be physically settled by delivery of the securities or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities or currencies and any acceleration, cancellation or termination provisions, provisions relating to U.S. federal income tax considerations, if any, or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either a senior indenture or subordinated indenture.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.

The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

•	the exercise price for the rights;

•	the number of rights issued to each shareholder;

•	the extent to which the rights are transferable;

•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire;

•	the amount of rights outstanding;

•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and

•	the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.

The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the SEC if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see “Where You Can Find More Information” of this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF DEPOSITARY SHARES

We may issue fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of preferred stock. A related prospectus supplement will indicate that fraction. The preferred shares represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that is selected by us, which we refer to as the “bank depositary.” Each owner of a depository share will be entitled to all the right, preferences and privileges of the preferred shares represented by the depositary share. The depositary share will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

The forms of the depositary agreement and the depository receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and any prospectus supplement relating to any particular depositary shares will describe, among other things, the following:

•	the material terms of the depositary shares and of the underlying preferred shares;

•	the identity of the bank depositary and the material terms of the depositary agreement;

•	any limitation on the depositary’s liability;

•	all fees and charges that a holder of depositary shares will have to pay, either directly or indirectly;

•	any procedure for voting the deposited securities;

•	any procedure for collecting and distributing dividends;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the depositary shares; and

•	any applicable material United States federal income tax considerations.

You should read the particular terms of any depositary shares and any depositary receipts that we offer and any deposit agreement relating to a particular series of preferred shares which will be described in more detail in a prospectus supplement. A copy of the form of deposit agreement, including the form of depositary receipt, will be filed with the SEC at the time of the offering and incorporated by reference into the registration statement of which this prospectus forms a part. You can obtain copies of these documents when they are filed by following the directions outlined in “Where You Can Find More Information.”

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more of our depositary shares, rights, purchase contracts, warrants, debt securities, preferred shares, common shares (including preferred stock purchase rights) or any combination of such securities. The applicable prospectus supplement will describe, to the extent applicable:

•
the terms of the units and of the depositary shares, rights, purchase contracts, warrants, debt securities, preferred shares and/or common shares (including preferred stock purchase rights) comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;

•	if applicable, a discussion of any material U.S. federal income tax considerations; and

•	a description of the provisions for the payment, settlement, transfer or exchange or the units.

SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES

We are a Marshall Islands company, and our principal executive office is located outside of the United States in Greece. Some of our directors, officers and the experts named in this registration statement reside outside the United States. In addition, a substantial portion of our assets and the assets of certain of our directors, officers and experts are located outside of the United States. As a result, it may be difficult or impossible for U.S. investors to serve process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in United States courts against us or these persons in any action, including actions based upon the civil liability provisions of United States federal or state securities laws.

Furthermore, there is substantial doubt that courts in the countries in which we or our subsidiaries are incorporated or where our assets or the assets of our subsidiaries, directors or officers and such experts are located (i) would enforce judgments of U.S. courts obtained in actions against us or our subsidiaries, directors or officers and such experts based upon the civil liability provisions of applicable U.S. federal and state securities laws or (ii) would enforce, in original actions, liabilities against us or our subsidiaries, directors or officers and such experts based on those laws.

EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.

Commission registration fee		$33,431
FINRA filing fee	$	*
Nasdaq listing fee	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Printing and engraving expenses	$	*
Transfer agent fees and expenses	$	*
Indenture trustee fees and expenses	$	*
Blue sky fees and expenses	$	*
Miscellaneous	$	*
Total	$	*
*	To be provided by a prospectus supplement or as an exhibit to a report on Form 6-K that is incorporated by reference into this registration statement.

LEGAL MATTERS

The validity of the securities offered by this prospectus and certain other legal matters relating to United States and Marshall Islands law are being passed upon for us by Watson Farley & Williams LLP, New York, New York.

EXPERTS

The  consolidated financial statements of Performance Shipping Inc. appearing in Performance Shipping Inc.’s Annual Report (Form 20-F) for the year ended December 31, 2025, have been audited by Ernst & Young (Hellas) Certified Auditors Accountants S.A., independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. Ernst & Young (Hellas) Certified Auditors Accountants S.A. is located at 8B Chimarras Street, 15125, Maroussi, Greece and is registered as a corporate body with the public register for company auditors-accountants kept with the Body of Certified Auditors Accountants (“SOEL”), Greece with registration number 107.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement with respect to the securities offered hereby. This prospectus is a part of that registration statement, which includes additional information. This prospectus does not contain all of the information set forth in the registration statement. Each statement made in this prospectus concerning a document filed as an exhibit to the registration statement is qualified by reference to that exhibit for a complete statement of its provisions. The registration statement, including its exhibits and schedules, may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling 1 (800) SEC-0330, and you may obtain copies at prescribed rates from the Public Reference Section of the SEC at its principal office in Washington, D.C. 20549. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

Information Provided by the Company

We will furnish holders of our common shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. GAAP. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of the Nasdaq Capital Market, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with, and furnish to it, which means that we can disclose important information to you by referring you to those filed or furnished documents. The information incorporated by reference is considered to be a part of this prospectus. However, statements contained in this prospectus or in documents that we file with or furnish to the SEC and that are incorporated by reference into this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed or furnished documents or reports that have been incorporated by reference into this prospectus, to the extent the new information differs from or is inconsistent with the old information. We hereby incorporate by reference the documents listed below:

•	Our Annual Report on Form 20-F for the year ended December 31, 2025, filed with the SEC on April 27, 2026; and

•
Our registration statement on Form 8-A12B, as amended, filed with the SEC on December 30, 2010, registering our common shares and preferred stock purchase rights under Section 12(b) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating the description of common shares and/or preferred stock purchase rights contained therein.

We are also incorporating by reference any documents that we file with the SEC after the date of the filing of the initial registration statement of which the prospectus forms a part and prior to the effectiveness of that registration statement, and all subsequent annual reports on Form 20-F that we file with the SEC and certain current reports on Form 6-K that we file with or furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the SEC and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus. You may obtain a copy of these documents by writing to or telephoning us at the following address: Performance Shipping Inc., 373 Syngrou Avenue, 175 64 Palaio Faliro, Athens, Greece, Tel: +30-216-600-2400. Alternatively, copies of these documents are available via our website (http://www.pshipping.com). The information on our website is not incorporated by reference into this prospectus.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8.	Indemnification of Directors and Officers.

The amended and restated bylaws of the registrant provide that any person who is or was a director or officer of the registrant, or is or was serving at the request of the registrant as a director or officer of another, partnership, joint venture, trust or other enterprise, shall be entitled to be indemnified by the registrant upon the same terms, under the same conditions, and to the same extent as authorized by Section 60 of the BCA, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The amended and restated bylaws of the registrant further provide that the registrant shall have the power to pay in advance expenses a director or officer incurred while defending a civil or criminal proceeding, provided that the director or officer will repay the amount if it shall ultimately be determined that he or she is not entitled to indemnification. In addition, as permitted by our amended and restated bylaws and Section 60 of the BCA, we maintain directors’ and officers’ insurance, pursuant to which we provide insurance coverage against certain liabilities to which our directors and officers may be subject, including liability incurred under U.S. securities law.

Section 60 of the BCA provides as follows:

(1)
Actions not by or in right of the corporation. A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(2)
Actions by or in right of the corporation. A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(3)
When director or officer is successful. To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) or (2) of this section, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(4)
Payment of expenses in advance. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section.

(5)
Indemnification pursuant to other rights. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office

(6)
Continuation of indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(7)
Insurance. A corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

Item 9.	Exhibits and Financial Statement Schedules.

(a)	Exhibits

The exhibits filed as part of this registration statement are listed in the index to exhibits immediately preceding such exhibits, which index to exhibits is incorporated herein by reference.

(b)	Financial Statements

The financial statements filed as part of this registration statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.

Item 10.	Undertakings.

The undersigned registrant hereby undertakes:

(a)	Under Rule 415 of the Securities Act,

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement unless the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of a prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser;

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)
That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) - (f) Reserved

(g)	Not applicable.

(h)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(i)	Not applicable.

(j)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

(k)	Not applicable.

Exhibit Index

Exhibit Number	Description

1.1	Form of Underwriting Agreement (for equity securities)*
1.2	Form of Underwriting Agreement (for debt securities)*
4.1	Form of Common Share Certificate (incorporated by reference to Exhibit 4.1 to the Company’s report on Form 6-K, filed with the SEC on November 2, 2020).
4.2
Statement of Designations of Rights, Preferences and Privileges of Series A Participating Preferred Stock of Performance Shipping Inc., dated August 2, 2010 (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form F-4 (File No. 333-169974), filed with the SEC on October 15, 2010).

4.3	Stockholders’ Rights Agreement dated December 20, 2021 (incorporated by reference to Exhibit 4.1 to the Company’s report on Form 6-K, filed with the SEC on December 21, 2021).
4.4	Form of Preferred Share Certificate*
4.5	Form of Senior Debt Securities Indenture (incorporated by reference to Exhibit 4.6 to the Company’s shelf registration statement on Form F-3 filed with the SEC on April 10, 2020).
4.6	Form of Subordinated Debt Securities Indenture (incorporated by reference to Exhibit 4.7 to the Company’s shelf registration statement on Form F-3 filed with the SEC on April 10, 2020).
4.7	Form of Warrant Agreement*
4.8	Form of Purchase Contract*
4.9	Form of Rights Agreement*
4.10	Form of Unit Agreement*
4.11	Form of Deposit Agreement*
4.12	Form of Depositary Receipt*
5.1	Opinion of Watson Farley & Williams LLP as to the validity or the common shares, preferred shares, debt securities, warrants, purchase contracts, depositary shares and units
8.1	Opinion of Watson Farley & Williams LLP, with respect to certain tax matters
23.1	Consent of Watson Farley & Williams LLP (included in Exhibits 5.1 and 8.1)
23.2	Consent of Independent Registered Public Accounting Firm
24.1	Power of Attorney (contained in signature page)
25.1	Form of T-1 Statement of Eligibility (senior debt securities indenture)**
25.2	Form of T-1 Statement of Eligibility (subordinated debt securities indenture)**
107	Filing Fee Table

*
To be filed either as an amendment to this registration statement or as an exhibit to a report of the registrant filed pursuant to the Securities Exchange Act of 1934, as amended, and incorporated by reference into this registration statement.

**	To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece on May 4, 2026.

PERFORMANCE SHIPPING INC.

By:	/s/ Andreas Michalopoulos
Name:	Andreas Michalopoulos
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Andreas Michalopoulos and Will Vogel his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on May 4, 2026 in the capacities indicated.

Signature	Title

/s/ Andreas Michalopoulos	Class I Director, Chief Executive Officer and Secretary
Andreas Michalopoulos

/s/ Loïsa Ranunkel	Class I Director
Loïsa Ranunkel

/s/ Aliki Paliou	Class II Director and Chairperson of the Board
Aliki Paliou

/s/ Alex Papageorgiou	Class III Director
Alex Papageorgiou

/s/ Mihalis Boutaris	Class III Director
Mihalis Boutaris

/s/ Anthony Argyropoulos	Chief Financial Officer
Anthony Argyropoulos

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Performance Shipping Inc., has signed this registration statement in Athens, Greece on May 4, 2026.

PERFORMANCE SHIPPING USA LLC

By:	Performance Shipping Inc., its Sole Member

By:	/s/ Andreas Michalopoulos
Name:	Andreas Michalopoulos
Title:	Chief Executive Officer